Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in the Pre-effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated February 25, 2000 on our audits of the consolidated financial statements and schedule of NCT Group, Inc. as of December 31, 1999 and for each of the years in the two year period ended December 31, 1999, and to the reference to our firm under the caption "Interests of Named Experts and Counsel" included in the Prospectus.


/s/ RICHARD A. EISNER & COMPANY, LLP
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    Richard A. Eisner & Company, LLP

New York, New York
November 2, 2001